SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2003

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway Suite 1300, Atlanta, Georgia 30339

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code    770-933-7000

Item 7.    Financial Statements and Exhibits

(c)  Exhibits —

99.1	SunLink Health Systems, Inc. Press Release dated May 5, 2003 – “SunLink Health Systems, Inc. Announces Third Quarter Results

Item 9.    Regulation FD Disclosure and Item 12. Disclosure of Results of Operations and Financial Condition

On May 5, 2003, SunLink Health Systems, Inc. issued a press release announcing its results for the quarter ended March 31, 2003, a copy of such press release is furnished as part of this report and incorporated by reference in response to Items 9 and 12 of this Form 8-K.

To the extent non-GAAP information is included in the press release, such information is included because the Registrant believes such information is of interest to the investment community because such information provides additional methods of evaluating SunLink’s performance from period to period on a comparable basis not otherwise apparent on a GAAP basis, since many one-time or infrequent charges do not meet the GAAP definition of unusual non-recurring items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunLink Health Systems, Inc.

Date: May 6, 2003

By:	/s/ Mark J. Stockslager
Mark J. Stockslager Principal Accounting Officer

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